UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
 Date of Report (Date of earliest event reported): December 17, 2018 (September 21, 2018)

ADT Inc.
(Exact name of Registrant as specified in its charter)

Delaware	47-4116383
(State of Incorporation)	(I.R.S. Employer Identification No.)
001-38352
(Commission File Number)

1501 Yamato Road Boca Raton, Florida	33431
(Address of principal executive offices)	(Zip Code)
(561) 322-7235
(Registrant’s telephone number, including area code)
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.
This Current Report on Form 8-K/A (the “Amendment”) amends the Current Report on Form 8-K filed by ADT Inc. (the “Company”) with the U.S. Securities Exchange Commission on September 24, 2018 (the “Original Form 8-K”). The Original Form 8-K reported the final voting results of the Company’s Annual Meeting of Shareholders held on September 21, 2018 (the “2018 Annual Meeting”). The sole purpose of this Amendment is to disclose the Company’s decision regarding the frequency with which it will include shareholder advisory votes to approve the compensation of the Company’s named executive officers in future annual meetings of shareholders (“Say-on-Pay”). No other changes have been made to the Original Form 8-K.

As previously reported in the Original Form 8-K, in a non-binding advisory vote on the frequency of future Say-on-Pay votes held at the 2018 Annual Meeting, a majority of the Company’s shareholders that voted to hold future Say-on-Pay votes every year.

In light of these results and in accordance with its previous recommendation in the proxy statement for the 2018 Annual Meeting, the Company’s Board of Directors determined that the Company will hold future Say-on-Pay votes on an annual basis until the occurrence of the next advisory vote on the frequency of Say-on-Pay votes. The next advisory vote regarding the frequency of Say-on-Pay votes is required to occur no later than the Company’s 2024 Annual Meeting of Shareholders.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 17, 2018	ADT Inc.

	By:	/s/ P. Gray Finney
P. Gray Finney
Senior Vice President,
Chief Legal Officer and Secretary